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                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549



                                     FORM 8-K


                                  CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934




                         Date of Report:  January 13, 1994
                Date of earliest event reported:  December 31, 1993


                        SOUTHERN CALIFORNIA EDISON COMPANY
              (Exact name of registrant as specified in its charter)



         CALIFORNIA                         1-2313                95-1240335
(State or other jurisdiction of           (Commission          (I.R.S. employer
incorporation or organization)           file number)       identification no.)


                             2244 Walnut Grove Avenue
                                  (P.O. Box 800)
                            Rosemead, California  91770
           (Address of principal executive offices, including zip code)


                                   818-302-1212
               (Registrant's telephone number, including area code)


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Item 5.     Other Events

     In 1986, the California Public Utilities Commission (CPUC) began investigating a 1985 steam-pipe rupture at the Mohave Generating Station. Southern California Edison Company (Edison) is plant operator and 56% owner. In 1991, the CPUC's Division of Ratepayer Advocates alleged that Edison contributed to the piping failure by imprudently operating and maintaining the plant and recommended disallowance of all accident-related expenditures.

     On December 31, 1993, an administrative law judge at the CPUC submitted a proposed decision faulting Edison for the steam-pipe rupture and recommending that costs stemming from the accident should be disallowed. Edison maintains that its operational and maintenance activities at the station were reasonable and consistent with industry practices at the time of the June 1985 accident.

     Edison will file comments describing factual, legal, and technical errors in the proposed decision on January 20 with the CPUC. After review of the complete record, the CPUC may accept, reject, or modify the proposed decision. If the CPUC accepts the proposed decision, a second phase of this proceeding will quantify the costs stemming from the accident.

     This matter was previously reported in Part I, Item 1 of Edison's Annual Report on Form 10-K for the year ended 1992, and in Note 2 of Edison's Quarterly Report on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, and
September 30, 1993.


                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      SOUTHERN CALIFORNIA EDISON COMPANY


                                                     W. J. Scilacci
                                      ----------------------------------
                                                     W. J. Scilacci
                                                   Assistant Treasurer


January 13, 1994